Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Agora, Inc. of our report dated April 15, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Agora, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2024.

/s/PricewaterhouseCoopers Zhong Tian LLP

Shanghai, People’s Republic of China

April 15, 2025